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                                                                  EXHIBIT (B)(2)



BB&T                                                  BRANCH BANKING & TRUST CO.
--------------------------------------------------------------------------------
                                                      BUSINESS SERVICES

March 22, 2001                                     One West Pack Square (28801)
                                                   Suite 201
                                                   P.O. Box 450
                                                   Asheville, NC  28802
                                                   (828) 285-1800
                                                   Fax (828) 251-4650
CASCO International, Inc.
Mr. Charles R. Davis
Mr. S. Robert Davis
Mr. Jeffrey A. Ross
P.O. Box 310
Shelby, NC  28151


                         AMENDMENT TO COMMITMENT LETTER
                             DATED FEBRUARY 6, 2001


Gentlemen:

Branch Banking and Trust Company ("Bank") is pleased to offer you the following amendment to commitment letter dated February 6, 2001.

         1. Collateral: The Loan shall be cross-collateralized with the existing collateral securing the Asset Based Line of Credit established July 30, 1998, and a second lien deed of trust on approximately 14.6 acres and improvements of approximately 134,000 sq. ft. office building and warehouse located at 4205
                  E. Dixon Blvd., Shelby, NC 28152.

                  In addition, the Bank will require either real estate with a minimum equity of $1,250,000 (after first lien) or a Letter of Credit with a minimum term of 18 months in the amount of $750,000. Real Estate appraiser to be engaged by BB&T.

                  The Letter of Credit shall be drawn against if CASCO is not in compliance with loan agreement, covenants, borrowing base report or asset based audit. Closing attorney representing BB&T shall approve the Letter of Credit language.

         2. All terms and conditions of original commitment letter dated February 6, 2001, shall remain in full force and effect for the term of the Loans.

To acknowledge your acceptance, please return a signed copy of this letter to my attention at the following address by March 28, 2001, (the "Expiration Date"), at which time this Commitment expires if not accepted and returned to the Bank. In addition, this Commitment shall expire and the Bank shall not be required to make the Loan if the Loan does not close by June 1, 2001.


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Commitment Letter to CASCO International, Inc.
March 22, 2001
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Branch Banking and Trust Company
P.O. Box 450
Asheville, NC  28802

Very truly yours,

BRANCH BANKING AND TRUST COMPANY

By:      /s/ Laura A. Herring
         -----------------------------------------------------
                            Laura A. Herring

Title:   Sr. Vice President
         -----------------------------------------------------

Phone:   828-232-4360
         -----------------------------------------------------


The foregoing terms and conditions are hereby accepted and agreed to this _____ day of ___________________________, 2001.


BORROWER:

CASCO INTERNATIONAL, INC.


By:
         -----------------------------------------------------
Title:
         -----------------------------------------------------


GUARANTORS:

AMERICAN HOME BUILDING CORPORATION


By:      /s/ S. Robert Davis
         -----------------------------------------------------
Title:   President
         -----------------------------------------------------

By:      /s/ Charles R. Davis
         -----------------------------------------------------
Title:   President
         -----------------------------------------------------


/s/ Charles R. Davis
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             Charles R. Davis, Individual

/s/ S. Robert Davis
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              S. Robert Davis, Individual